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American International Life Assurance Company of New York        EXHIBIT (e)(2)
80 Pine Street, NY, New York 10005

PLEASE PRINT ALL ANSWERS           Supplemental Application For Life Insurance
================================================================================

1. Proposed Last Name First Name Middle Initial 2. Date of Birth
                                                                 3. Social Security
                                                                    Number
  Insured
            ----------------------------------- --------------   --------------

4. Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)
 Guaranteed Account                                 ____ %

 AllianceBernstein Variable Products Series Fund           Goldman Sachs Variable Insurance Trust
   Inc.
 Americas Government Income Portfolio - Class A     ____ % Strategic International Equity Fund           ____ %
 Growth Portfolio - Class A                         ____ % Structured U.S. Equity Fund                   ____ %
 Growth & Income Portfolio - Class A                ____ %
 Large Cap Growth Portfolio - Class A               ____ %
 Small Cap Growth Portfolio - Class A               ____ % J.P. Morgan Series Trust II
                                                           Small Company Portfolio                       ____ %
 American Century Variable Portfolios, Inc.
 VP Income & Growth Fund                            ____ %
 VP International Fund                              ____ % Neuberger Berman Advisers Management Trust
                                                           AMT Partners Portfolio                        ____ %
 BlackRock Variable Series Funds, Inc.
 BlackRock Basic Value V.I. Fund - Class I          ____ % PIMCO Variable Insurance Trust
 BlackRock Fundamental Growth V.I. Fund - Class I   ____ % High Yield Portfolio - Admin. Class           ____ %
 BlackRock Government Income V.I. Fund - Class I    ____ % Long-Term U.S. Gov't Portfolio - Admin. Class ____ %
 BlackRock Value Opportunities V.I. Fund - Class I  ____ % Real Return Portfolio - Admin. Class          ____ %
                                                           Short-Term Portfolio - Admin. Class           ____ %
 Credit Suisse Trust                                       Total Return Portfolio - Admin. Class         ____ %
 Emerging Markets Portfolio                         ____ %
 Global Small Cap Portfolio                         ____ % The Universal Institutional Funds, Inc.
 International Focus Portfolio                      ____ % Emerging Markets Equity Portfolio - Class I   ____ %
 Large Cap Value Portfolio                          ____ % Core Plus Fixed Income Portfolio - Class I    ____ %
 Mid-Cap Core Portfolio                             ____ % High Yield Portfolio - Class I                ____ %
 Small Cap Core I Portfolio                         ____ % Mid Cap Growth Portfolio - Class I            ____ %
                                                           U.S. Mid Cap Value Portfolio - Class I        ____ %
 Fidelity Variable Insurance Products
 VIP Balanced Portfolio - Initial Class             ____ % VALIC Company I
 VIP Contrafund Portfolio - Initial Class           ____ % International Equities Fund                   ____ %
 VIP Index 500 Portfolio - Initial Class            ____ % Mid Cap Index Fund                            ____ %
                                                           Small Cap Index Fund                          ____ %

 Franklin Templeton Variable Insurance Products            Vanguard Variable Insurance Fund
 Money Market Fund - Class 1                        ____ % Total Bond Market Index Portfolio             ____ %
 Developing Markets Securities Fund - Class 2       ____ % Total Stock Market Index Portfolio            ____ %
 Foreign Securities Fund - Class 2                  ____ %
 Growth Securities Fund - Class 2                   ____ %
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NOTE: The Net Premium will be allocated to the Money Market Fund until the end of the Right to Examine Certificate period.

                                                                                                           YES NO
5.  Dollar Cost Averaging (Minimum of $2,000 must be allocated to the Franklin Money Market Fund.          [_] [_]
    If elected you must complete the Dollar Cost Averaging Plan Request Form.)
6.  (a)  Did the Owner receive current prospectuses?                                                       [_] [_]
    (b)  Does the Owner understand that:                                                                   [_] [_]
         Thedeath benefit may increase or decrease depending on investment performance?                    [_] [_]
         Thecash value may increase or decrease depending on investment performance?                       [_] [_]
         The Certificate will lapse if the cash surrender value becomes insufficient to cover the          [_] [_]
         total monthly deductions?
    (c)  Does the Owner believe that this Certificate will meet insurance needs and financial              [_] [_]
         objectives?
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
7.  Suitability      What is the Owner's:      Approximate net worth
                                                                         ----------------------
                                               Income earned             ----------------------
                                               Income unearned           ----------------------
                                               Number of dependents      ----------------------
                                               Marginal tax bracket      ----------------------
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Investment Objective(s) (check all that apply): Growth ____ Growth and Income
____ Income ____ Capital Appreciation ____ Speculation

I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.

 Signed on __________________________, 20 ____

 at ____________________, State of             Signature of Owner

 _____________________________________________ ________________________________
 Signature of Soliciting Agent                 Signature of Proposed Insured
                                               if not Owner